Exhibit 10.1

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of February 17, 2021 (“Effective Date”), by and between BVC LANCER LLC, a South Carolina limited liability company (“Seller”), and MEDALIST DIVERSIFIED HOLDINGS, L.P., a Delaware limited partnership (“Purchaser”).

RECITALS

A.                Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated as of January 18, 2021 (the “Agreement,”), with respect to the land and improvements located at 1256 Highway 9 Bypass W., Lancaster, SC 29270, and being more particularly described in the Agreement.

B.                 The parties wish to amend the Agreement in certain respects as more particularly set forth below.

AMENDMENT

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby further agree as follows:

1.                  Defined Terms. All capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

2.                  Title Objections. Notwithstanding the provisions of Section 6(c) of the Agreement, Purchaser shall deliver Purchaser’s Objections on or before 5:00 PM Eastern Time on February 17, 2021. All other provisions of Section 6(c) shall remain in full force and effect except as specifically modified by this Amendment.

3.                  Financing Contingency. Section 10(a)(iii) of the Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

“Purchaser’s obligation to proceed with this transaction is contingent upon Purchaser’s receipt of a final, approved and firm commitment for a loan to be used by Purchaser for the acquisition of the Property (the “Firm Loan Commitment”) from a lending institution of Purchaser’s choosing, which Firm Loan Commitment shall be acceptable to Purchaser in its sole discretion. Purchaser shall diligently pursue the Firm Loan Commitment and agrees provide Seller with updates on the status of the Firm Loan Commitment upon Seller’s request. In the event that Purchaser has not received the Firm Loan Commitment on or before Closing Date, then Purchaser shall have the right to extend the Closing Date for a period of forty-five (45) days upon written notice to Seller delivered prior to the Closing Date. In the event that Purchaser has still not received the Firm Loan Commitment on or before the Closing Date as so extended, Purchaser shall have the right to terminate this Agreement upon written notice to Seller delivered prior to the extended Closing Date.”

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4.                  Conditions Precedent. The following shall be added as Section 10(a)(iv) of the Agreement:

“In the event any of the foregoing conditions have not been satisfied by the Closing Date, Purchaser shall have the right to terminate this Agreement by written notice given to Seller on the Closing Date, provided, however, Purchaser shall not have the right to terminate this Agreement with respect to (iii) above until Purchaser has exercised its right to extend the Closing Date for forty-five days, whereupon Escrow Agent shall promptly refund the Earnest Money to Purchaser and the parties shall have no further rights, duties or obligations hereunder, other than those which are expressly provided herein to survive the termination of this Agreement; provided, however, that if any of the foregoing conditions have not been satisfied due to a default by Purchaser or Seller hereunder, then Purchaser’s and Seller’s respective rights, remedies and obligations shall instead be determined in accordance with Section 14.”

5.                  Inspection Period. Purchaser hereby acknowledges that it has no further right to terminate the Agreement pursuant to Section 5(c) of the Agreement and that the Inspection Period has expired. Section 5(e) of the Agreement is hereby deleted, and Purchaser shall not have the right to extend the Inspection Period.

6.                  Counterparts. This Amendment may be executed in multiple counterparts which, when combined together, shall constitute an original of this Amendment. In addition, facsimile signatures of the parties shall be effective on all counterparts of this Amendment.

7.                  Ratification. Except as expressly amended herein, all other terms and conditions of the Agreement shall remain the same and continue in full force and effect.

[signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Seller:

BVC LANCER LLC,
a South Carolina limited liability company

By:	/s/ Jeffrey Rosenberg
Its:	Jeffrey Rosenberg

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Purchaser:

MEDALIST DIVERSIFIED HOLDINGS, L.P.,
a Delaware limited partnership

By:	/s/ William R. Elliott
Its:	William R. Elliott

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